EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 8, 2021, relating to the financial statements of Fifth Wall Acquisition Corp. I for the period from November 23, 2020 (inception) through December 31, 2020, which appears in SmartRent, Inc.’s Final Prospectus filed with the Securities and Exchange Commission on September 29, 2021 pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-1, as amended (File No. 333-259749).

/s/ WithumSmith+Brown, PC

New York, New York
October 29, 2021